President
Section 906 Certification under Sarbanes Oxley Act

I, W. Douglas Beck, certify that:

1.	I have reviewed this report, filed on behalf of DWS Clean Technology Fund, a series of DWS Securities Trust, on Form N-CSR;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 30, 2012	/s/W. Douglas Beck
W. Douglas Beck
President

Chief Financial Officer and Treasurer
Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of DWS Clean Technology Fund, a series of DWS Securities Trust, on Form N-CSR;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 30, 2012	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer